UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 12, 2004

(Date of earliest event reported)

IHOP CORP.

(Exact name of Registrant as specified in its charter)

Delaware	0-8360	95-3038279
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

450 North Brand Boulevard, Glendale, California 91203

(Address of principal executive offices, including zip code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

On April 12, 2004, the Audit Committee of the Board of Directors dismissed PricewaterhouseCoopers LLP as the Company’s independent accountant.

The reports of PricewaterhouseCoopers LLP on our financial statements for the fiscal years ended December 31, 2002 and 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with their audit of the financial statements of IHOP Corp. as of and for the fiscal years ended December 31, 2002 and 2003 and through April 12, 2004, we did not have any disagreement with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the period of time from January 1, 2002 through April 12, 2004, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission.

We have provided PricewaterhouseCoopers LLP with a copy of this report prior to its filing with the Commission. PricewaterhouseCoopers LLP has provided a letter to us, dated April 16, 2004 and addressed to the Commission, which is attached hereto as Exhibit 16.1 and is incorporated herein by reference.

We engaged Ernst & Young LLP on April 15, 2004. We had not previously consulted Ernst & Young LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHOP CORP.

Date: April 16, 2004	By:	/s/ THOMAS CONFORTI
Thomas Conforti
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from PricewaterhouseCoopers LLP regarding change in certifying accountant.